Exhibit 99.1

FOR IMMEDIATE RELEASE

FedEx Corp. Reports Second Quarter Earnings
FedEx International Priority® Package Revenues Grow 13 Percent

MEMPHIS, Tenn., December 20, 2007 .... FedEx Corp. (NYSE: FDX) today reported earnings of $1.54 per diluted share for the second quarter ended November 30, compared to $1.64 per diluted share a year ago.

“High fuel prices and weak U.S. economic growth year over year have impacted our business,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We continue to benefit from solid international growth, which helps mitigate softness in U.S. industrial production. While we see challenging near-term economic trends, we remain confident about long-term prospects in all our business segments.”

Second Quarter Results

FedEx Corp. reported the following consolidated results for the second quarter:

• Revenue of $9.45 billion, up 6% from $8.93 billion the previous year

• Operating income of $783 million, down 7% from $839 million a year ago

• Operating margin of 8.3%, down from 9.4% the previous year

• Net income of $479 million, down 6% from last year’s $511 million

Operating margin declined primarily due to the net impact of substantially higher fuel costs and continued weakness in the U.S. economy, which is limiting demand for the company’s U.S. domestic express package and less-than-truckload (LTL) freight services. Last year’s second quarter results included $0.25 per diluted share net impact of costs associated with the pilot labor contract, mostly offset by the benefits from the timing of net fuel impacts and Hurricane Katrina insurance proceeds.

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Total combined average daily package volume in the FedEx Express and FedEx Ground segments grew 8% year over year for the quarter, due to growth in ground and FedEx International Priority (IP) shipments and an increase in international domestic express shipments resulting primarily from recent international acquisitions.

Outlook

FedEx expects earnings to be $1.15 to $1.30 per diluted share in the third quarter compared to $1.35 a year ago. For the full year, the company expects earnings of $6.40 to $6.70 per diluted share. This outlook assumes relative stability in fuel prices and no additional weakening in the economy. The capital spending forecast has been reduced from $3.5 billion to $3.1 billion, with additional reductions possible as management continues to review the timing of capital outlays.

“As we noted last month, higher fuel prices and continued weak growth in the U.S. economy have hindered profitability,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “While we have indexed fuel surcharges in place, they cannot keep pace in the short-term with rapidly rising fuel prices. We are implementing cost-containment actions to manage near-term expenditures and have reduced our capital spending forecast. We will continue, however, to invest in strategic projects related to our long-term growth plans.”

FedEx Express Segment

For the second quarter, the FedEx Express segment reported:

• Revenue of $6.04 billion, up 6% from last year’s $5.69 billion

• Operating income of $531 million, up 5% from $508 million a year ago

• Operating margin of 8.8%, down from 8.9% the previous year

IP package revenue grew 13% for the quarter, as IP average daily package volume grew 7%, led by increases in volume from Asia and the United States. IP revenue per package grew 5%, primarily due to favorable exchange rates, higher weight per package and higher fuel surcharges. U.S. domestic revenue per package increased 1% due to higher rates, while package volume declined by 1%. International domestic volume sharply increased and revenue per package declined, resulting primarily from recent international acquisitions.

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Operating income and margin were negatively impacted by higher net fuel costs and continued softness in the U.S. economy. Continued investments in domestic express services in China also negatively impacted this quarter’s results. Last year’s second quarter results included upfront costs associated with the pilot labor contract.

FedEx Ground Segment

For the second quarter, the FedEx Ground segment reported:

• Revenue of $1.70 billion, up 12% from last year’s $1.52 billion

• Operating income of $173 million, down 10% from $193 million a year ago

• Operating margin of 10.2%, down from 12.7% the previous year

FedEx Ground average daily package volume grew 8% year over year in the second quarter due to increased commercial business and the continued strong growth of its FedEx Home Delivery service. Yield improved 3% primarily due to the impact of its general rate increase, including dimensional weight charges and extra service revenues.

Operating income and margin were lower due primarily to independent contractor incentive programs, higher net fuel costs and investments to expand capacity.

FedEx Ground faces increased regulatory and legal uncertainty with respect to its independent contractors. As part of its operations, FedEx Ground has made changes to its relationships with contractors that, among other things, provide incentives for improved service and enhanced regulatory and other compliance by our contractors. In September, FedEx Ground announced a nationwide program which provides greater incentives to certain of its 15,000 contractors who choose to grow their businesses by adding routes. Also, during the second quarter FedEx Ground offered special incentives to encourage California-based single-route contractors to transform their operations into multiple-route businesses or sell their routes to others. The response to the California-based single route contractor program has been exceptional, with virtually all contractors accepting the incentives.

FedEx Ground anticipates continuing changes to its relationships with its contractors, which are expected to increase the cost of operations, and it is reasonably possible that such cost increases could be material. However, management believes the FedEx Ground business remains fundamentally strong and will continue to grow market share and improve the customer experience.

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FedEx Freight Segment

For the second quarter, the FedEx Freight segment reported:

• Revenue of $1.24 billion, up 1% from last year’s $1.23 billion

• Operating income of $79 million, down 43% from $138 million a year ago

• Operating margin of 6.4%, down from 11.3% the previous year

Less-than-truckload shipments declined 6% year over year, as demand for services in the LTL sector has been restrained by the weak U.S. economy. LTL yield improved 4% year over year, as higher rates and higher yields from longer-haul shipments more than offset the impact of FedEx Freight reducing its fuel surcharges on July 23, 2007.

Operating income and margin declined during the quarter due to the decline in LTL shipments. The net impact of higher fuel costs and the fuel surcharge reduction also negatively affected margins. Last year’s second quarter results included a gain related to the sale of an operating facility and insurance proceeds associated with Hurricane Katrina. While the reduction in the LTL fuel surcharge is expected to have a negative impact on revenue for the remainder of the fiscal year, this change is expected to strengthen FedEx Freight competitively and drive incremental shipments over the long term.

FedEx Services Segment

FedEx Services segment revenue, which includes the operations of FedEx Kinko’s and FedEx Global Supply Chain Services, was up 1% year over year. The growth in package acceptance fees and revenue generated from new FedEx Kinko’s locations more than offset lower copy product revenues.

FedEx Kinko’s opened 83 new centers during the second quarter as part of its plan to add 300 new centers this fiscal year. However, FedEx Kinko’s will slow the rate of expansion of new locations in fiscal 2009, and will balance store expansion efforts with initiatives to improve the customer experience at existing stores. FedEx remains committed to the long-term expansion of its retail network.

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Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $36 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 290,000 employees and contractors to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and second quarter fiscal 2008 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EST on December 20 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.

Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, the impact of changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.

Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com

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FEDEX CORP. FINANCIAL HIGHLIGHTS
Second Quarter Fiscal 2008
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2007	2006[2]	%	2007	2006[2]	%
Revenue:
FedEx Express segment	$6,037	$5,693	6%	$11,926	$11,333	5%
FedEx Ground segment	1,698	1,520	12%	3,316	2,937	13%
FedEx Freight segment	1,236	1,225	1%	2,469	2,238	10%
FedEx Services segment	550	543	1%	1,075	1,070	0%
Other & eliminations	(70)	(55)	NM	(136)	(107)	NM

Total Revenue	9,451	8,926	6%	18,650	17,471	7%

Operating Expenses:
Salaries and employee benefits	3,510	3,526	(0%)	6,993	6,811	3%
Purchased transportation	1,136	996	14%	2,161	1,892	14%
Rentals and landing fees	611	584	5%	1,204	1,154	4%
Depreciation and amortization	482	430	12%	955	829	15%
Fuel	1,060	860	23%	2,024	1,801	12%
Maintenance and repairs	519	492	5%	1,063	1,007	6%
Other	1,350	1,199	13%	2,653	2,354	13%

Total Operating Expenses	8,668	8,087	7%	17,053	15,848	8%

Operating Income:
FedEx Express segment	531	508	5%	1,050	983	7%
FedEx Ground segment	173	193	(10%)	363	352	3%
FedEx Freight segment	79	138	(43%)	184	288	(36%)

Total Operating Income	783	839	(7%)	1,597	1,623	(2%)

Other Income (Expense):
Interest, net	(15)	(17)	(12%)	(40)	(26)	54%
Other, net	—	1	NM	(2)	(4)	NM

Total Other Income (Expense)	(15)	(16)	(6%)	(42)	(30)	40%

Pretax Income	768	823	(7%)	1,555	1,593	(2%)

Provision for Income Taxes	289	312	(7%)	582	607	(4%)

Net Income	$479	$511	(6%)	$973	$986	(1%)

Diluted Earnings Per Share	$1.54	$1.64	(6%)	$3.12	$3.17	(2%)

Weighted Average Common and Common Equivalent Shares	312	311	0%	312	311	0%

Capital Expenditures	$747	$760	(2%)	$1,513	$1,459	4%

Average Full-Time Equivalents (000s)[1]	252	239	5%	250	232	8%
1 — The current year includes the DTW Group, ANC Holdings and Prakash Air acquisitions.
2 — Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Second Quarter Fiscal 2008
(In millions)

	Nov. 30, 2007
	(Unaudited)	May 31, 2007
ASSETS

Current Assets:
Cash and cash equivalents	$830	$1,569
Other current assets	5,521	5,060

Total Current Assets	6,351	6,629

Net Property and Equipment	13,225	12,636

Other Long-Term Assets	4,771	4,735

	$24,347	$24,000

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities:
Current portion of long-term debt	$127	$639
Other current liabilities	4,783	4,789

Total Current Liabilities	4,910	5,428

Long-Term Debt, Less Current Portion	2,007	2,007

Other Long-Term Liabilities	3,670	3,909

Total Common Stockholders’ Investment	13,760	12,656

	$24,347	$24,000

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Second Quarter Fiscal 2008
(In millions)
(Unaudited)

	Six Months Ended
	November 30
	2007	2006

Operating Activities:
Net income	$973	$986
Noncash charges:
Depreciation and amortization	955	829
Other, net	146	90
Changes in operating assets and liabilities, net	(796)	(557)

Net cash provided by operating activities	1,278	1,348

Investing Activities:
Capital expenditures	(1,513)	(1,459)
Business acquisition	—	(784)
Proceeds from asset dispositions and other	11	32

Net cash used in investing activities	(1,502)	(2,211)

Financing Activities:
Proceeds from debt issuances	—	999
Principal payments on debt	(515)	(226)
Dividends paid	(62)	(55)
Other, net	62	63

Net cash (used in) provided by financing activities	(515)	781

Net decrease in cash and cash equivalents	(739)	(82)

Cash and cash equivalents at beginning of period	1,569	1,937

Cash and cash equivalents at end of period	$830	$1,855

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
FINANCIAL HIGHLIGHTS	2007	2006[2]	%	2007	2006[2]	%

Revenue	$6,037	$5,693	6%	$11,926	$11,333	5%

Operating Expenses:
Salaries and employee benefits	2,059	2,116	(3%)	4,119	4,118	0%
Purchased transportation	299	269	11%	579	532	9%
Rentals and landing fees	417	392	6%	828	790	5%
Depreciation and amortization	234	208	13%	464	413	12%
Fuel	872	716	22%	1,672	1,514	10%
Maintenance and repairs	376	365	3%	778	763	2%
Intercompany charges	536	520	3%	1,051	1,022	3%
Other	713	599	19%	1,385	1,198	16%

Total Operating Expenses	5,506	5,185	6%	10,876	10,350	5%

Operating Income	$531	$508	5%	$1,050	$983	7%

Operating Margin	8.8%	8.9%	(0.1 pts)	8.8%	8.7%	0.1 pts

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	128	—

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,163	1,183	(2%)	1,150	1,174	(2%)
U.S. Overnight Envelope	677	700	(3%)	688	702	(2%)
U.S. Deferred	902	895	1%	883	875	1%

Total U.S. Domestic Package	2,742	2,778	(1%)	2,721	2,751	(1%)
International Priority	535	502	7%	516	484	7%
International Domestic[1]	310	49	NM	294	46	NM

Total Average Daily Packages	3,587	3,329	8%	3,531	3,281	8%

Average Daily Freight Pounds (000s):
U.S.	8,915	9,917	(10%)	8,878	9,642	(8%)
International Priority	2,279	1,980	15%	2,150	1,876	15%
International Airfreight	1,827	1,946	(6%)	1,789	1,922	(7%)

Total Avg Daily Freight Pounds	13,021	13,843	(6%)	12,817	13,440	(5%)

YIELD
Revenue Per Package:
U.S. Overnight Box	$22.06	$21.92	1%	$21.94	$21.87	0%
U.S. Overnight Envelope	11.27	11.06	2%	11.26	11.13	1%
U.S. Deferred	12.84	12.70	1%	12.76	12.69	1%

Total U.S. Domestic Package	16.36	16.21	1%	16.26	16.21	0%
International Priority	56.63	53.71	5%	56.52	54.33	4%
International Domestic[1]	8.90	18.41	(52%)	8.75	18.37	(52%)

Composite Package Yield	$21.73	$21.90	(1%)	$21.52	$21.86	(2%)

Revenue Per Freight Pound:
U.S.	$1.08	$1.00	8%	$1.05	$1.00	5%
International Priority	2.17	2.18	(0%)	2.19	2.17	1%
International Airfreight	0.83	0.86	(3%)	0.83	0.85	(2%)

Composite Freight Yield	$1.23	$1.15	7%	$1.21	$1.14	6%

Average Full-Time Equivalents (000s)[1]	131	121	8%	131	121	8%
1 — The current year includes the DTW Group, ANC Holdings and Prakash Air acquisitions.
2 — Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS

Revenue	$1,698	$1,520	12%	$3,316	$2,937	13%

Operating Expenses:
Salaries and employee benefits	272	256	6%	532	497	7%
Purchased transportation	697	592	18%	1,317	1,145	15%
Rentals	50	44	14%	93	80	16%
Depreciation and amortization	77	65	18%	150	126	19%
Fuel	46	28	64%	80	59	36%
Maintenance and repairs	38	32	19%	72	63	14%
Intercompany charges	165	145	14%	324	279	16%
Other	180	165	9%	385	336	15%

Total Operating Expenses	1,525	1,327	15%	2,953	2,585	14%

Operating Income	$173	$193	(10%)	$363	$352	3%

Operating Margin	10.2%	12.7%	(2.5 pts)	10.9%	12.0%	(1.1 pts)

OPERATING STATISTICS

Operating Weekdays	63	63	—	128	128	—

Average Daily Package Volume (000s)
FedEx Ground	3,505	3,242	8%	3,356	3,082	9%
FedEx SmartPost	672	657	2%	603	585	3%

Yield (Revenue Per Package)
FedEx Ground	$7.27	$7.04	3%	$7.34	$7.08	4%
FedEx SmartPost	$2.12	$1.95	9%	$2.07	$1.86	11%
Prior year amounts have been revised to conform to the current year segment presentation.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Second Quarter Fiscal 2008
(Dollars in millions)
(Unaudited)

	Three Months Ended			Six Months Ended
	November 30			November 30
	2007	2006	%	2007	2006	%
FINANCIAL HIGHLIGHTS

Revenue	$1,236	$1,225	1%	$2,469	$2,238	10%

Operating Expenses:
Salaries and employee benefits	607	592	3%	1,202	1,076	12%
Purchased transportation	147	140	5%	277	223	24%
Rentals and landing fees	29	30	(3%)	57	53	8%
Depreciation and amortization	58	52	12%	115	83	39%
Fuel	141	116	22%	271	228	19%
Maintenance and repairs	45	45	—	92	77	19%
Intercompany charges	20	16	25%	41	30	37%
Other	110	96	15%	230	180	28%

Total Operating Expenses	1,157	1,087	6%	2,285	1,950	17%

Operating Income	$79	$138	(43%)	$184	$288	(36%)

Operating Margin	6.4%	11.3%	(4.9 pts)	7.5%	12.9%	(5.4 pts)

OPERATING STATISTICS

LTL Operating Weekdays	62	61	2%	127	126	1%

LTL Shipments Per Day (000s)	82	87	(6%)	81	78	4%
Weight Per LTL Shipment (lbs)	1,129	1,127	0%	1,130	1,128	0%
LTL Revenue/CWT	$19.56	$18.73	4%	$19.48	$18.35	6%
The results of operations for FedEx National LTL are included in our consolidated results from the date of acquisition on September 3, 2006.